Exhibit 99.1

Pioneer Power Reports Third Quarter 2025 Revenue of $6.9 Million, Up 7%

Year-to-Date Revenue of $22.0 Million, up 68%

Reaffirms Full-Year 2025 Revenue Guidance of $27 Million to $29 Million

FORT LEE, N.J., Nov. 13, 2025 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced its financial results for the third quarter ended September 30, 2025.

The Company also announced that management is reaffirming revenue guidance for the full year 2025 of $27 to $29 million, which represents year-over-year growth of approximately 20%.

Q3 2025 Financial Highlights

●	Revenue was $6.9 million, compared to $6.4 million for the same quarter in 2024, an increase of $472,000, or 7.4%.

●	Gross profit was $640,000, or a gross margin of 9.3%, as compared to $1.5 million, or a gross margin of 23.7%, for the same quarter in 2024, a decrease of $882,000, or 58.0%.

●	Operating loss from continuing operations was $(1.4) million, as compared to $(714,000) for the same quarter in 2024.

●	Non–GAAP operating loss* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring professional fees, was $(196,000), as compared to non-GAAP operating income from continuing operations of $865,000 for the same quarter in 2024.

●	Received a $981,000 cash dividend from the Voltaris Power LLC business. The distribution was recorded as a reduction in the Company’s investment account on the balance sheet and not as investment income on the statement of operations.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Key Deployments and Project Execution Highlights

●	School Bus Electrification: Completed final delivery of five units for a landmark school district project, totaling $1.3 million, solidifying e-Boost’s presence in large-scale educational electrification.

●	Fleet Electrification: Delivered e-Boost Mobile ‘Open Flex’ to the City of Portland under a $1.2 million contract, showcasing high-density, flexible, multi-functional mobile power solutions.

●	Received a $725,000 order from the City of Long Beach for e-Boost Mobile ‘Stretch’ featuring 250 kW of Level 3 off-grid EV charging, scheduled to ship before the end of 2025.

Order Momentum & Market Penetration

●	Last Mile Delivery: Following a successful pilot with one of the world’s largest online retailers, the Company delivered an additional e-Boost unit to the same retailer, and based on the customer’s current business plan, Pioneer expects the online retailer to expand the e-Boost platform across multiple depots and distribution centers throughout the U.S. and Canada in 2026.

●	Charging-as-a-Service (CaaS) Growth: Received order from SparkCharge, Inc. for four (4) new e-Boost PureEnergy 275 kW units valued at $1.6 million as part of a multi-year purchase plan, further expanding e-Boost’s role in rideshare and autonomous vehicle electrification.

●	Additional Verticals: Delivered first propane-powered dispenser unit to one of the largest U.S. propane marketers, opening a new distribution channel. Also, partnered to deploy a mobile microgrid solution for a cutting-edge rocket launching facility with an e-Boost Mobile – PurePower 250 kVA natural gas-fueled unit, seamlessly integrating with mobile battery storage (mBESS) to ensure resilient, non-interruptible power support for mission-critical rocket launch site.

Expansion to Distributed Energy with Key Wins

●	Major Fitness Club Order: Secured a high-capacity system order from one of the largest U.S. fitness chains for delivery in the first quarter of 2026, expanding the Pioneer eMobility business and mission-critical power convergence.

●	Multiple Project Wins: Delivered over $700,000 in high-capacity kilowatt systems to four (4) customers in Florida spanning both commercial and industrial markets, reflecting early market traction and signaling continued strong demand.

“The third quarter was a defining period for Pioneer,” said Nathan Mazurek, CEO of Pioneer. “Our revenue growth and key wins across fleet, school and distributed energy markets underscore the strength of our strategy and execution. Demand for our e-Boost platform is accelerating as electrification scales across multiple sectors, while our upcoming soft launch of PowerCore, our next-generation home power system, marks an exciting step in bringing our technology directly to consumers. Together, these milestones confirm our evolution into a diversified energy solutions provider. With strong operational momentum, disciplined investment and a robust pipeline heading into 2026, we remain confident in our path toward accelerated growth and the achievement of our full-year 2025 objectives.”

Third Quarter 2025 Financial Results

Revenue

Revenue for the three months ended September 30, 2025, was $6.9 million, an increase of 7.4%, as compared to $6.4 million during the third quarter of last year primarily due to an increase in service sales from the Company’s Critical Power Solutions segment.

Gross Profit/Margin

Gross profit for the third quarter of 2025 was $640,000, or a 9.3% gross margin, compared to gross profit of $1.5 million, or a 23.7% gross margin, for the same period in 2024. The decrease in gross profit was primarily attributable to an unfavorable sales mix.

Operating Loss from Continuing Operations

For the three months ended September 30, 2025, operating loss from continuing operations was $(1.4) million as compared to $(714,000) for the same period in 2024.

Net Loss from Continuing Operations

The Company’s net loss from continuing operations was $(1.8) million for the three months ended September 30, 2025, as compared to $(738,000) for the same period in 2024.

Net Loss

Net loss was $(2.4) million, inclusive of a loss from discontinued operations of $(580,000) as compared to $(1.1) million, inclusive of a loss from discontinued operations of $(383,000), for the same period last year.

Balance Sheet

As of September 30, 2025, the Company had $17.3 million of cash on hand and working capital of $22.8 million, compared to $41.6 million of cash on hand and working capital of $26.7 million as of December 31, 2024. The decrease in cash on hand is primarily due to the payment of a one-time special cash dividend of an aggregate of $16.7 million on January 7, 2025, and the payment of federal and state income taxes during the nine months ended September 30, 2025. The Company had no bank debt as of September 30, 2025.

2025 Outlook

Management reiterates its expectation for revenue of $27 million to $29 million for the full year of 2025. The revenue projection for 2025 assumes no contribution from Pioneer’s new PowerCore, formerly HOMe-Boost, solution.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

Earnings Conference Call:

Management will host a conference call Thursday, November 13, 2025, at 4:30 p.m. Eastern Time to discuss Pioneer’s 2025 third quarter financial results with the investment community.

Anyone interested in participating should call 1-877-407-0789 if calling within the United States or 1-201-689-8562 if calling internationally. When asked, please reference confirmation code 13757101.

A replay will be available until November 20, 2025, which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 13757101 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1742234&tp_key=66bb728f23.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions that is revolutionizing the industry with its speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with unparalleled lead times and an extensive range of platforms. Trusted by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow –

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$6,888	$6,416	$21,998	$13,126
Cost of goods sold	6,248	4,894	19,896	10,428
Gross profit	640	1,522	2,102	2,698
Operating expenses
Selling, general and administrative	1,976	1,980	6,878	6,168
Research and development	111	256	726	705
Total operating expenses	2,087	2,236	7,604	6,873
Operating loss from continuing operations	(1,447)	(714)	(5,502)	(4,175)
Interest income (expense), net	184	(24)	615	27
Other (expense) income, net	(438)	-	(118)	40
Loss before income taxes	(1,701)	(738)	(5,005)	(4,108)
Income tax expense	69	-	69	-
Net loss from continuing operations	(1,770)	(738)	(5,074)	(4,108)
(Loss) income from discontinued operations, net of income taxes	(580)	(383)	467	(331)
Net loss	$(2,350)	$(1,121)	$(4,607)	$(4,439)

Basic (loss) earnings per share:
Loss from continuing operations	$(0.16)	$(0.07)	$(0.46)	$(0.39)
(Loss) earnings from discontinued operations	(0.05)	(0.03)	0.04	(0.03)
Basic loss per share	$(0.21)	$(0.10)	$(0.42)	$(0.42)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.16)	$(0.07)	$(0.46)	$(0.39)
(Loss) earnings from discontinued operations	(0.05)	(0.03)	0.04	(0.03)
Diluted loss per share	$(0.21)	$(0.10)	$(0.42)	$(0.42)

Weighted average common shares outstanding:
Basic	11,095,266	10,917,038	11,106,439	10,652,911
Diluted	11,095,266	10,917,038	11,186,975	10,652,911

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$17,336	$41,622
Accounts receivable, net of allowance for credit losses of $15 and $13 as of September 30, 2025, and December 31, 2024, respectively	4,606	7,826
Inventories	6,780	6,068
Prepaid expenses and other current assets	325	1,141
Total current assets	29,047	56,657
Property and equipment, net	5,663	6,503
Operating lease right-of-use assets	353	530
Financing lease right-of-use assets	377	221
Investments	821	2,000
Lease receivable and other assets	1,319	40
Total assets	$37,580	$65,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,384	$4,543
Current portion of operating lease liabilities	131	244
Current portion of financing lease liabilities	139	109
Deferred revenue	871	991
Consideration due to buyer	-	3,347
Income taxes payable	756	4,079
Dividend payable	-	16,665
Total current liabilities	6,281	29,978
Operating lease liabilities, non-current portion	233	301
Financing lease liabilities, non-current portion	249	121
Other long-term liabilities	118	122
Total liabilities	6,881	30,522
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,095,266 and 11,120,266 shares issued and outstanding on September 30, 2025, and December 31, 2024, respectively	11	11
Additional paid-in capital	35,295	35,418
Accumulated deficit	(4,607)	-
Total stockholders’ equity	30,699	35,429
Total liabilities and stockholders’ equity	$37,580	$65,951

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
Operating activities
Net loss	$(4,607)	$(4,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	753	471
Amortization of right-of-use financing leases	92	93
Amortization of right-of-use operating leases	177	551
Change in allowance for credit losses	112	(46)
Stock-based compensation	25	334
Loss attributable to equity method investee	198	-
Loss on disposal of property and equipment	183	-
Selling profit on sales-type lease	(749)	-
Gain on change in consideration due to buyer	(1,147)	-
Changes in current operating assets and liabilities:
Accounts receivable, net	3,060	(966)
Inventories	(110)	(8,520)
Prepaid expenses and other assets	1,360	5,048
Accounts payable, accrued liabilities and other liabilities	(499)	(1,550)
Income taxes	(3,323)	(5)
Deferred revenue	(120)	5,477
Operating lease liabilities	(185)	(566)
Net cash used in operating activities	(4,780)	(4,118)

Investing activities
Purchase of property and equipment	(1,532)	(1,277)
Payment of consideration payable	(2,200)	-
Dividend received from equity method investee	981	-
Net cash used in investing activities	(2,751)	(1,277)

Financing activities
Net proceeds from issuance of common stock	-	4,986
Payment of cash dividend	(16,665)	-
Principal repayments of financing leases	(90)	(93)
Net cash (used in)/ provided by financing activities	(16,755)	4,893

Decrease in cash	(24,286)	(502)
Cash
Cash, beginning of year	41,622	3,582
Cash, end of year	$17,336	$3,080

Supplemental cash flow information:
Interest paid	$8	$26
Income taxes paid, net of refunds	3,924	-
Non-cash investing and financing activities:
Surrender and retirement of common stock	148	224
Transfer from property and equipment to inventory	(602)	-
Sales-type lease origination	1,410	-
Derecognition of assets in exchange for net investment in sales-type lease	(661)	-
Property and equipment obtained in exchange for accounts payable and accrued liabilities	339	-
Finance lease ROU assets obtained in exchange for finance lease liabilities	248	-
Operating lease ROU assets obtained in exchange for operating lease liabilities	-	3,337

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

GAAP operating loss from continuing operations	$(1,447)	$(714)	$(5,502)	$(4,175)
Corporate overhead expenses	806	926	2,994	3,215
Research and development expenses	112	256	726	705
Depreciation and amortization expenses	263	190	845	486
Non-recurring professional fees	70	207	250	306
Non-GAAP operating (loss) income from continuing operations	$(196)	$865	$(687)	$537